AMENDED AND RESTATED
                             ARTICLES OF INCORPORATION
                          OF CHURCHILL DOWNS INCORPORATED

                                     ARTICLE I

                                       NAME

      The name of the corporation shall be Churchill Downs Incorporated.

                                    ARTICLE II

                                PURPOSE AND POWERS

      The nature of the business to be conducted by the corporation and its objects and purposes shall be the improvement of livestock, particularly thoroughbred horses, by giving exhibitions of contests of speed and races between horses for premiums, purses and other awards. In the furtherance and in the accomplishment of the objects and purposes enumerated, the corporation shall have the power to establish, maintain, purchase or otherwise acquire suitable race tracks located in or without the Commonwealth of Kentucky, with all necessary buildings and improvements and land for the purpose of establishing race tracks; to give or conduct on said race tracks public exhibitions of speed or races between horses for premiums, purses and other awards made up from fees or otherwise, and to charge the public for admission thereto and to the said race tracks; to engage in the registering of bets on exhibitions of speed or races at paid race tracks and premises in such manner as may be authorized or permitted by law; to operate restaurant, cafes, lunch counters and stands for the sale of food and other refreshments to persons on said premises; to purchase and hold title to such real estate as may be necessary or deemed to be necessary to fully carry out the several purposes for which the corporation is formed; to borrow money and give security therefor; to acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities and other evidences of indebtedness of any domestic or foreign corporation and the securities issued by the corporation and the securities issued by the United States or by the Commonwealth of Kentucky or any governmental subdivision thereof to adopt through its Board of Directors a corporate seal and to alter name at the pleasure of the Board of Directors; to make bylaws through its Board of Directors not inconsistent with the law; and to transact any or all lawful business for which corporations may be incorporated.

      The corporation shall have the power to purchase shares of the capital stock of the corporation to the extent of unreserved and unrestricted earned surplus and capital surplus of the corporation.

                                    ARTICLE III

                                     DURATION

      The corporation shall have perpetual existence.




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                                    ARTICLE IV

                            REGISTERED OFFICE AND AGENT

      Until otherwise designated as provided by law, the location and Post Office address of the registered office of the corporation and its principal place of business shall be:

                        700 Central Avenue
                        Louisville, Kentucky 40208

                                     ARTICLE V

                                 REGISTERED AGENT

      Until otherwise designated as provided by law, the name and Post Office address of the authorized agent of the corporation upon whom process shall be served shall be:

                  Alexander M. Waldrop
                  700 Central Avenue
                  Louisville, Kentucky 40208

                                    ARTICLE VI

                                  DEBT LIMITATION

      There shall be no limit on the amount of indebtedness which the corporation may incur.

                                    ARTICLE VII

                                   CAPITAL STOCK

      The corporation shall be authorized to issue 10,000,000 shares of common stock of no par value (the "Common Stock"), and 250,000 shares of preferred stock of no par value in such series and with such rights, preferences and limitations, including voting rights, as the Board of Directors may determine (the "Preferred Stock").

      A. THE COMMON STOCK. Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

      B.    THE PREFERRED STOCK.

            1. Shares of the Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular,


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except that there may be different  dates from which  dividends (if any) thereon
shall  be   cumulative,   if  made   cumulative.   The   relative   preferences,
participating, optional and other special rights of each such series, and limitations thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, relative preferences, participating, optional and other special rights and limitations thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

            [a] The distinctive designation of, and the number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

            [b] The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series may be paid, the extent of preference or relation, if any, of such dividend to the dividends payable on any other class or classes of stock of the corporation, or on any series of the Preferred Stock or of any other class of Stock of the corporation, and whether such dividends shall be cumulative or non-cumulative;

            [c] The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the corporation, or of any series of the Preferred Stock and the terms and conditions of such conversion or exchange;

            [d] Whether shares of the series shall be subject to redemption and the redemption price or prices and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

            [e] The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the corporation;

            [f] The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

            [g] The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of the Preferred Stock as a class, to vote more or less than one vote per share on any or all matters voted upon by the stockholders and to elect one or more directors of the corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

      C.    OTHER PROVISIONS.

            1. The relative preferences, rights and limitations of each Series of Preferred Stock in relation to the preferences, rights and limitations of each other series of Preferred Stock shall, in each case,


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be as fixed from time to time by the Board of  Directors  in the  resolution  or resolutions adopted pursuant to authority granted in this Article VII, and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other Series of Preferred Stock.

            2. Subject to the provisions of Subparagraph 1 of this Paragraph C, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                                   ARTICLE VIII

                           VOTING RIGHTS OF COMMON STOCK

      In stockholders' meetings each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the corporation, except that in the election of directors, each holder of Common Stock shall have as many votes as results from multiplying the number of shares held by him by the number of directors to be elected. Such votes may be divided among the total number of directors to be elected or distributed among any lesser number in such proportion as the holder may determine.

      The presence in person or by proxy of the holders of a majority of the outstanding Common Stock of the corporation shall constitute a quorum at all stockholders' meetings.

                                    ARTICLE IX

                                 PREEMPTIVE RIGHTS

      No holder of any shares of Common Stock of the corporation, whether now or hereafter authorized, issued or outstanding, shall be entitled to a preemptive right to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares or any rights or options to purchase shares of the corporation.

                                     ARTICLE X

                                     DIRECTORS

      The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine (9) nor more than twenty-five (25) directors, the exact number of directors to be determined by affirmative vote of a majority of the entire Board of Directors except that


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at the time this new  Article X is  adopted,  the number of  directors  shall be fixed at seventeen (17). The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.

      At the 1984 annual meeting of stockholders, the seventeen (17) directors elected will not be elected to a specific class of directors. Following the 1984 annual meeting of stockholders, the Board of Directors will initially determine which directors will be designated and serve as Class I, Class II and Class III directors, respectively. Upon such determination by the Board of Directors, Class I directors shall serve for a one-year term expiring in 1985, Class II directors for a two-year term expiring in 1986, and Class III directors for a three-year term expiring in 1987. At each succeeding annual meeting of Stockholders beginning in 1985, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

      Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article X unless expressly provided by such terms.

      Any director or the entire Board of Directors may be removed from office without cause by the affirmative vote of eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class; PROVIDED, HOWEVER, that no individual director shall be removed without cause (unless the Board of Directors or the class of directors of which he is a member be removed) in case the votes cast against such removal would be sufficient, if voted cumulatively for such director, to elect him to the class of directors of which he is a member.

      Notwithstanding any other provision of these Articles or the bylaws of the corporation and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the bylaws of the corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions


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inconsistent  with,  this  Article X,  unless  such  action has been  previously approved by a three-fourths vote of the whole Board of Directors.

                                    ARTICLE XI

                         ELIMINATION OF DIRECTOR LIABILITY

      No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for a breach of his duties as a director except for liability:

            [a] For any transaction in which the director's personal financial interest is in conflict with the financial interest of the corporation or its stockholders;

            [b] For acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law:

            [c] For distributions made in violation of the Kentucky Revised Statutes; or

            [d] For any transaction from which the director derives an improper personal benefit.

      If the Kentucky Revised Statutes are amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Kentucky Revised Statutes, as so amended. Any repeal or modification of this Article XI by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.




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                                    ARTICLE XII

                          SPECIAL MEETING OF SHAREHOLDERS

      Special meetings of the shareholders of the corporation may be called only by:

            [a]   The Board of Directors; or

            [b] The holders of not less than sixty-six and two thirds percent (66 2/3%) of all shares entitled to cast votes on any issue proposed to be considered at the proposed special meeting upon such holders signing, dating and delivering to the corporation's Secretary one or more written demands for the meeting, including a description of the purpose or purposes for which the meeting is to be held.

      It is hereby certified that on this date I am the duly elected and qualified Senior Vice President, Administration, General Counsel and Secretary of Churchill Downs Incorporated and that on the 19th day of June, 1997, the foregoing Restated Articles of Incorporation of the Company were amended to add the provisions of the foregoing Article XII thereto, in the manner as set forth in the Certificate delivered herewith and that the foregoing Restated Articles of Incorporation were approved by action of the Board of Directors.

                                   CHURCHILL DOWNS INCORPORATED


                                   /s/Alexander M. Waldrop
                                   ------------------------------------
                                   Alexander M. Waldrop, Senior Vice President,
                                   Administration, General Counsel and Secretary





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